Exhibit 10.02(r)

PARTICIPANT AWARD AGREEMENT

January 1, 2012

[Name]

[Street Address]

[City, State, Zip Code]

Dear [Name]:

Pursuant to the terms and conditions of the EQT Corporation 2009 Long-Term Incentive Plan (the “Plan”) and the 2012 Executive Performance Incentive Program (the “Program”), effective January 1, 2012, the Compensation Committee of the Board of Directors of EQT Corporation (the “Company”) grants you «NumberUnits» Target Share Units (the “Award”), the value of which is determined by reference to the Company’s common stock.  The terms and conditions of the Award, including, without limitation, vesting and distribution, shall be governed by the provisions of the Program document attached hereto as Exhibit A, provided that the Award is also subject to the terms and limits included within the Plan.  The Compensation Committee retains the discretion to distribute the Award in cash, Company stock or any combination thereof.

The terms contained in the Plan and Program are hereby incorporated into and made a part of this Participant Award Agreement and this Participant Award Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Participant Award Agreement, the provisions of the Plan shall be controlling and determinative.

You may access important information about the Company and the Plan through the Company’s Knowledge Center and website.  Copies of the Plan and Plan Prospectus can be found by clicking on and logging into the “Total Rewards” link on the main Knowledge Center page under “Human Resources Links,” and then clicking on the “Wealth” tab.  Copies of the Company’s most recent Annual Report on Form 10-K and Proxy Statement can be found at www.eqt.com  by clicking on the “Investors” link on the main page and then “SEC Filings.” Paper copies of such documents are available upon request made to the Company’s Corporate Secretary.

Your Award under the Program shall not be effective unless you return fully executed originals of this Participant Award Agreement and, to the extent you are not already subject to a confidentiality, non-solicitation and non-competition agreement with the Company (“Agreement”), an Agreement containing such provisions acceptable to the Company, by February 3, 2012.

For the Compensation Committee

The undersigned hereby acknowledges receipt of this Award granted on the date shown above, the terms of which are subject to the terms and conditions referenced above, and receipt of a copy of the Program document, and agrees to be bound by all the provisions hereof and thereof.

Signature:		Date:
[Name]